SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2021

ALPHACOM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55315	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Allende 649, Centro

Torreon , Coahuila, Mexico

Tel: +52 55-7296-6145
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

14th Floor, Connaught Harbour Front House 35 Connaught Road West Sheung Wan, Hong Kong 999077
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

ALPHACOM HOLDINGS, INC.

Form 8-K

Current Report

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On February 22, 2021, Marc&Hem Publicidad S.A. de C.V. acquired control of thirty-six million (36,000,000) restricted shares of common stock and seven million five hundred thousand (7,500,000) shares of Series A Preferred Stock (the “Purchased Shares”) of the Company’s issued and outstanding voting securities, representing approximately 55.00% and 100% respectively, of the Company’s total issued and outstanding common stock, from Mark Allen Richard Kraus, Scott Silver, and George Albert Martin in accordance with a Stock Purchase Agreement by and among the parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Marc&Hem Publicidad S.A. de C.V. paid an aggregate purchase price of sixty thousand dollars ($60,000.00), on a pro rata basis, to Mssrs. Kraus, Silver, and Martin in exchange for the Purchased Shares. The foregoing transaction resulted in a change of control of the Company with Marc&Hem Publicidad S.A. de C.V. acquiring a majority position of both our Common Shares and our Series A Preferred Shares.

The following table sets forth, as of February 24, 2021, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 65,452,010 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership (Preferred Shares)(1)	Percentage of Beneficial Ownership

Marc&Hem Publicidad S.A. De C.V.(2) Allende 649, Centro Torreon, Coahuila, Mexico	36,000,000	55.00%	7,500,000	100%
Astrid Lorena Buitrago Millan Allende 649, Centro Torreon, Coahuila, Mexico	Nil	0.00%	Nil	0%
All executive officers and directors as a group (1 person)	NIL	0.00%	NIL	0%

(1)Marc&Hem Publicidad S.A. de C.V. owns 7,500,000 shares of the Company’s Series A Preferred Shares representing 100% of the issued and outstanding shares of the Series A Preferred Shares. The Series A Preferred Shares carry, among other rights, preferences and privileges, 100 to 1 voting rights.

(2)Marc&Hem Publicidad S.A. de C.V. acquired these shares on February 22, 2021, in a private transaction from Mark Allen Richard Kraus, Scott Silver, and George Albert Martin, our former principal shareholders and officers and directors. Diana Elizabeth Chacon Martinez has voting and dispositive control over these shares as an officer and director of Marc&Hem Publicidad S.A. de C.V..

The foregoing description of the terms and conditions of the Stock Purchase Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 3.02.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On February 22, 2021, Marc&Hem Publicidad S.A. de C.V. acquired control of thirty-six million (36,000,000) restricted Common Shares and seven million five hundred thousand (7,500,000) shares of Series A Preferred of the(the “Purchased Shares”) of the Company’s issued and outstanding common stock, representing approximately 55.00% and 100% respectively, of the Company’s total issued and outstanding common stock, from Mark Allen Richard Kraus, Scott Silver, and George Albert Martin in accordance with a stock purchase agreement by and among the parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Marc&Hem Publicidad S.A. de C.V. paid an aggregate purchase price of sixty thousand dollars ($60,000.00), on a pro rata basis to Mr. Kraus, Mr. Silver, and Mr. Martin in exchange for the Purchased Shares. The foregoing transaction resulted in a change of control of the Company with Marc&Hem Publicidad S.A. de C.V. acquiring a majority position of both our Common Shares and our Series A Preferred Shares.

The foregoing description of the terms and conditions of the Stock Purchase Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Mark Allen Richard Kraus resigned from all positions with the Company effective as of February 22, 2021, including those on the Board of Directors and as the Company’s President and Chief Executive Officer. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Scott Silver resigned from all positions with the Company effective as of February 22, 2021, including those on the Board of Directors and as the Company’s Secretary. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. George Albert Martin resigned from all positions with the Company effective as of February 22, 2021, including those on the Board of Directors and as the Company’s Chief Financial Officer and Treasurer. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 22, 2021, Astrid Lorena Buitrago Millan was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Ms. Astrid Lorena Buitrago Millan is set forth below:

Ms. Astrid Lorena Buitrago Millan:

Since 2019, Ms. Buitrago, 24 years of age, has been employed by EFIM S.A.S. located in Boyaca, Colombia. EFIM is a general civil engineering contractor and construction company, performing grading, paving, and underground construction for local agencies. At EFIM, Ms. Buitrago’s duties include development of economic proposals for work related contracts and projects, departmental oversight, and project procurement. Prior to her role at EFIM, from 2017 to 2019, Ms. Buitrago worked as a sales advisor for Accion del Cauca S.A.S and at Agrarian Bank of Colombia as an operational associate. Also, from 2014 – 2020, Ms. Buitrago attended the Pedagogical and Technological University of Colombia where she received two degrees: (1) Specialist in Senior Business Administration (2019 - 2020) and Business Administration (2014 - 2019).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.04

Stock Purchase Agreement by and among Marc&Hem Publicidad, S.A.de C.V., on the one hand, and Mark Kraus, George Martin and Scott Silver, on the other, dated February 8, 2021 with a Closing Date of February 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALPHACOM HOLDINGS INC.

Dated: February 26, 2021/s/ Astrid Lorena Buitrago Millan

By: Astrid Lorena Buitrago Millan

Its: Chief Executive Officer